Exhibit 10(a)

THIS DOCUMENT CONSTITUTES PART OF
A PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY
STOCK-ONLY STOCK APPRECIATION RIGHTS AWARD AGREEMENT
Granted under the 2006 Omnibus Long-Term Incentive Plan
Terms and Conditions

November 9, 2011

1.	Definitions. As used in this Award Agreement the following terms shall have the meanings as follows:

(a)	"Award Agreement" means this Stock-Only Stock Appreciation Rights Award Agreement.

(b)	"Company" means Vulcan Materials Company, a New Jersey corporation.

(c)	"Committee" means the Compensation Committee of the Board of Directors.

(d)
"Disability” means Permanent and Total Disability whereby the Participant is entitled to long-term disability benefits under the applicable group long-term disability plan of the Company or a subsidiary, or, to the extent not eligible to participate in any Company-sponsored plan, under the guidelines of the Social Security Administration.

(e)	“Exercise Price” means the Fair Market Value of a Share on the Grant Date.

(f)
“Fair Market Value” or “FMV” means the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange or as determined by the Committee if Shares are not so traded.

(g)	"Grant Date" means the date of this Award Agreement.

(h)	"Participant" means the name of the employee of the Company or its subsidiaries or affiliates.

(i)	"Plan” means the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan, as amended, or any successor plan, as amended.

(j)	“Share" means a share of Common Stock, par value $1.00 per share, of the Company.

(k)
"Stock-Only Stock Appreciation Right” or “SOSAR” means the right granted to the Participant by the Company to receive Shares having a Fair Market Value equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each such right granted.

2.	Grant and Term of the SOSARs

(a)	Grant. The Participant is awarded the number of SOSARS identified through the electronic, on-line grant acceptance process.

(b)
Term.  The SOSARs shall terminate and may no longer be exercised on the first to occur of (i) the date ten (10) years after the Grant Date or (ii) the last date for exercising a SOSAR following termination of the Participant's employment with the Company as described in Section 4.

3.	Exercise of a SOSAR.

(a)
Vesting and Right to Exercise.  Except as otherwise provided in Section 4, and subject to the Committee’s discretion set forth in Section 6, the SOSARs shall vest and become exercisable in installments as follows:

On December 31, 2011, 40% shall vest and become exercisable. The remaining 60% shall vest and become exercisable at the rate of 1/35th each month beginning on January 9, 2012. The final vesting date shall be November 9, 2014.

(b)
Vesting of Partial Shares.  In the event that the vesting schedule set forth above yields a fractional number of SOSARs, the number of SOSARs subject to vesting in any given installment shall be rounded down to the nearest whole number of SOSARs.

(c)
Method of Exercise.  SOSARs may be exercised by written notice to the Company which must state the Participant's election to exercise the SOSARs, the number of SOSARs being exercised and such other representations and agreements with respect to such SOSARs as may be required pursuant to the provisions of this Award Agreement and the Plan. The written notice must be signed by the Participant and must be delivered to the person designated by the Committee as the Stock Administrator prior to the termination of the SOSARs as set forth in Section 2.

(d)
Delivery of Shares.  Upon the exercise of a SOSAR, the Company shall issue or deliver to the Participant certificates for the number of Shares the Participant is entitled to receive under the terms of this Award Agreement as soon as practicable; and, when possible, in the same calendar year.

(e)
Withholding.  The Company shall withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory amount for federal, state, local, and employment taxes (“Total Tax”) which could be withheld on the transaction, unless the Participant remits to the Company the Total Tax required with respect to any taxable event arising as a result of this Award Agreement.

4.	Termination of Employment.

(a)
Disability.  Upon determination of Disability, as defined in Section 1(d), the SOSARs outstanding as of the date of such disability shall be deemed to be fully vested and immediately exercisable.  The term of the SOSARs will remain as defined in Section 2.

(b)
Death.  Upon the death of a Participant, the SOSARs outstanding as of the date of death shall be deemed to be fully vested and immediately exercisable, and may be exercised by the Participant's legal representatives at any time until the first to occur of (i) the date that is one year after the Participant's death or (ii) the date on which the SOSARs expire according to their term.

(c)
Other Termination.  Upon voluntary termination prior to age 55, or upon involuntary termination for reasons other than death, Disability, or cause as determined under Section 4(d), the Participant may exercise vested SOSARs until the first to occur of (i) the date that is 30 days after the Participant's termination or (ii) the date on which the SOSARs expire according to their term.  The unvested SOSARs on the date of termination shall be forfeited.

(d)
Termination for Cause.  If a Participant’s employment is terminated for cause, the SOSARs outstanding will immediately terminate and may not be exercised to any extent by the Participant, even with respect to vested SOSARs. The Committee shall have complete discretion to determine whether a Participant has been terminated for cause.  The Committee's determination shall be final and binding on all persons for purposes of the Plan and this Award Agreement.

(e)
Change in Control of the Company.  Upon a Change in Control of the Company, as defined in the Vulcan Materials Company Change in Control Severance Plan or any successor plan, the SOSARs granted under this Award Agreement will be deemed to be fully vested and immediately exercisable by the Participant.  The term of the SOSARs set forth in Section 2 shall not be affected by a Change in Control of the Company.

5.	Section 16(b) Participants. Any Participant subject to Section 16(b) reporting shall be governed by same with respect to the exercise of SOSARs.

6.
Committee Discretion.  The Committee may, in its sole discretion, amend this Award Agreement to the extent necessary to comply with any statute, regulation, or other administrative guidance.  Notwithstanding any other provision of the Plan or this Award Agreement, the Committee may amend the Plan or this Award Agreement to the extent permitted by their terms and accelerate vesting for the events described in Section 4(a) and 4(b) extend the exercise periods for the events described in Sections 4(b) and 4(c), as long as the exercise period does not extend beyond the SOSAR term set forth in Section 2.  The Committee shall not make any amendment pursuant to this Section 6 that would cause this Award Agreement, if it is subject to or becomes subject to Section 409A of the Internal Revenue Code, to fail to satisfy the requirements of such Section 409A.

7.
Entire Agreement; Amendment. This Award Agreement, The Memorandum, and the Plan are incorporated herewith and represent the entire understanding and agreement between the Company and the Participant, and shall supersede any prior agreement and understanding between the parties.  Except as provided in Section 6 of this Agreement and subject to any Plan provision, this Award may not be amended or modified except by a written instrument executed by the parties hereto.

8.
Non-Solicitation.  In consideration for this Agreement and notwithstanding any other provision in this Agreement, the Participant agrees to comply with the non-solicitation covenants set forth below (except where not applicable due to some state laws):

(a)
Non-Solicitation of Customers.  The Participant acknowledges that while employed by the Company, the Participant will occupy a position of trust and confidence and will acquire confidential information about the Company, its subsidiaries and affiliates, and their clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates in the ordinary course of business, including trade secrets, data, formulae, information concerning customers and other information which is of value to the Company because it is not generally known. The Participant agrees that during the period of employment with the Company and for a period of two years after the date of termination of employment with the Company, regardless of the reason for termination, the Participant will not, either individually or as an officer, director, stockholder, member, partner, agent, consultant or principal of another business firm, directly or indirectly solicit any customer of the Company or of its affiliates or subsidiaries.

(b)
Non-Solicitation of Employees.  The Participant recognizes that while employed by the Company, the Participant will possess confidential information about other employees of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates.  The Participant recognizes that this information is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by the Participant because of the Participant’s business position with the Company.  The Participant agrees that during the period of employment with the Company and for two years after the date of termination of employment with the Company, regardless of the reason for termination, the Participant will not, directly or indirectly, solicit or recruit any employee of the Company or any of its subsidiaries or affiliates for the purpose of being employed by the Participant or by any business, individual, partnership, firm, corporation or other entity on whose behalf the Participant is acting as an agent, representative or employee and that the Participant will not convey any such confidential information or trade secrets about other employees of the Company or any of its subsidiaries or affiliates to any other person except within the scope of the Participant’s duties as an employee of the Company.

(c)
Remedies.  If any dispute arises concerning the violation by the Participant of the covenants described in this Section, an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith.  If the Participant violates any of the obligations in this Section, this Award Agreement will terminate, if it is outstanding, and, in addition, the Company will be entitled to any appropriate relief, including money damages, equitable relief, and attorneys’ fees.